Exhibit 10.1

AMENDMENT NO. 18

TO

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP

This Amendment No. 18 to the Amended and Restated Limited Partnership Agreement of First Potomac Realty Investment Limited Partnership (this “Amendment”) is made as of March 14, 2012 by First Potomac Realty Trust, a Maryland real estate investment trust, as sole general partner (the “Company”) of First Potomac Realty Investment Limited Partnership, a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the Company in the Amended and Restated Limited Partnership Agreement of First Potomac Realty Investment Limited Partnership, dated as of September 15, 2003, as amended (the “Partnership Agreement”), for the purpose of issuing additional Series A Preferred Partnership Units to the Company in its capacity as the General Partner. Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, a pricing committee of the Board of Trustees (the “Board”) of the Company adopted resolutions on January 12, 2011 classifying and designating 4,600,000 Preferred Shares (as defined in the First Amended and Restated Declaration of Trust of the Company (the “Declaration of Trust”)) as Series A Preferred Shares;

WHEREAS, the Company filed Articles Supplementary to the Declaration of Trust with the State Department of Assessments and Taxation of Maryland (the “MSDAT”), effective on January 18, 2011 (the “Original Articles Supplementary”), establishing the Series A Preferred Shares, with such preferences, rights, powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Original Articles Supplementary, and classifying and establishing 4,600,000 Preferred Shares (as defined in the Declaration of Trust) as Series A Preferred Shares;

WHEREAS, on January 18, 2011, the Company amended the Partnership Agreement to create Partnership Units in the form of Series A Preferred Partnership Units having designations, preferences and other rights which are substantially the same as the economic rights of the Series A Preferred Shares, and classifying and designating 4,600,000 Partnership Units as Series A Preferred Partnership Units;

WHEREAS, on January 18, 2011, the Company issued 4,000,000 Series A Preferred Shares, and, on January 28, 2011, the Company issued an additional 600,000 Series A Preferred Shares in connection with the exercise of the underwriters’ overallotment option;

WHEREAS, a pricing committee of the Board adopted resolutions on March 9, 2012 classifying and designating an additional 1,800,000 Preferred Shares (as defined in the Declaration of Trust) as Series A Preferred Shares;

WHEREAS, on March 12, 2012, the Company filed Articles Supplementary to the Declaration of Trust with the MSDAT, effective on March 14, 2012, classifying and designating an additional 1,800,000 Preferred Shares (as defined in the Declaration of Trust) as Series A Preferred Shares;

WHEREAS, on March 14, 2012, the Company issued an additional 1,800,000 Series A Preferred Shares; and

WHEREAS, the Company has determined in good faith that (i) in connection with the issuance of the additional Series A Preferred Shares, it is necessary and desirable to amend the Partnership Agreement to classify and designate additional Partnership Units as Series A Preferred Partnership Units, and (ii) the issuance of the additional Series A Preferred Partnership Units to the General Partner is in the best interests of the Company and the Partnership.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Partnership Agreement is hereby amended as follows:

1. Exhibit E to the Partnership Agreement is hereby amended by deleting Section A thereof and replacing such Section with the following new Section A:

“A. Designation and Number. A series of Preferred Partnership Units, designated as Series A Preferred Partnership Units, is hereby established. The number of Series A Preferred Partnership Units shall be 6,400,000.”

2. In accordance with Section 4.02 of the Partnership Agreement, set forth in Exhibit E, as amended hereby, are the terms and conditions of the additional Series A Preferred Partnership Units hereby established and issued to the Company in consideration of its contribution to the Partnership of the proceeds of the issuance and sale of the additional Series A Preferred Shares by the Company. The books and records of the Partnership shall be revised to reflect the issuance of the additional Series A Preferred Partnership Units.

3. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the Company hereby ratifies and confirms.

4. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

5. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

*     *     *

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

FIRST POTOMAC REALTY TRUST As sole general partner of First Potomac Realty Investment Limited Partnership

By:	/s/ Barry H. Bass
Name:	Barry H. Bass
Title:	EVP, CFO

[Signature Page to Amendment No. 18 to the Amended and Restated Limited Partnership Agreement of First Potomac Realty Investment Limited Partnership]